UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
December 11, 2017
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017, Glenn Marino notified Synchrony Financial (the “Company”) that he has decided to retire from the position of Executive Vice President, Chief Executive Officer of Payment Solutions and Chief Commercial Officer of the Company, effective January 1, 2018. Mr. Marino will continue to work for the Company through mid-2018 to assist in the transition to his successor.

Mr. Marino will retire with over 20 years of outstanding service to the Company, leading significant expansion and growth in the Company’s Payment Solutions sales platform and playing a key role in the Company’s transformation into an independent public company. Since joining General Electric Company (“GE”) in 1996, Mr. Marino built and led a team that drove substantial operational and financial growth, increasing revenue, executing key partner programs and developing important new products and digital marketing capabilities.

On January 1, 2018, Neeraj Mehta will become Executive Vice President, Chief Executive Officer of Payment Solutions and Chief Commercial Officer of the Company. Mr. Mehta currently serves as Executive Vice President, Business Strategy and Development, overseeing corporate strategy, payment innovation, strategic partnerships, Synchrony Ventures and acquisitions. Mr. Mehta joined GE in 1996 and held numerous executive roles at GE Capital, including President and CEO of GE Capital, Commercial Distribution Finance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: December 11, 2017	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary